Exhibit 10.2.11

INCORPORATED TERMS
DATED AS OF _____________
TO
RESTRICTED STOCK UNIT AGREEMENT

The following are the “Incorporated Terms” referred to in the instrument entitled “Restricted Stock Unit Agreement” which refers to these Incorporated Terms and which has been signed by the Company and the Employee (the “Base Instrument”). The Incorporated Terms and the Base Instrument constitute a single agreement and that agreement consists of the Base Instrument and the Incorporated Terms.  The Incorporated Terms dovetail with the Base Instrument; because the last paragraph of the Base Instrument is Paragraph 1, the Incorporated Terms begin with Paragraph 2.

2.            Release Date.

(a)                 (i)  The Release Date, which determines the date on which the property underlying RSUs shall be released and settled, shall be determined as described below.

(ii)         The term “Release Date” shall be applied separately to the Time Vested RSUs and the Performance RSUs as if the term “Release Date” were the term “Time Vested RSUs Release Date,” or “Performance RSUs Release Date,” as the case may be, and such application shall correspond to the application of the term “RSUs” as set forth in Paragraph 1(a) of the Base Instrument.

(b)                (i)            For each date set forth after “Time Vested RSUs Release Date” on the signature page, divide the number of shares referred to after “Time Vested Restricted Stock Units” by the sum of one and the difference between the latest year set forth after “Time Vested RSUs Release Date” on the signature page and the earliest year set forth thereafter.  The resulting quotient, rounded down to the nearest whole RSU, is the number of Time Vested RSUs for which a Release Date shall occur on the corresponding date set forth after “Time Vested RSUs Release Date” and such date shall be the Release Date for such RSUs (and only for such RSUs), except that if after “Goal” on the signature page “Applicable” appears, then such date shall be a Release Date only if the condition set forth after “Goal” applicable to such Release Date is satisfied, provided that if such condition is not satisfied, the number of RSUs for which a Release Date did not occur as a result thereof (the “Unreleased RSUs”), shall be added to the number of RSUs for which a Release Date shall occur on the next date on which a Release Date occurs, and provided further that if on the last date set forth after “Time Vested RSUs Release Date” on the signature page, there are Unreleased RSUs, such RSUs shall be released on the earliest of the next two anniversaries of such last date on which the condition set forth after “Goal” is satisfied and such anniversary shall be a Release Date.

(ii)            As used herein, “Combined Ratio” shall mean, for any year, the sum of the Loss Ratio and the Expense Ratio for such year, expressed as a percentage.  “Loss Ratio” shall mean, for any year, the ratio, expressed as a percentage, of the Company’s direct losses incurred from primary NIW written that year, excluding losses associated with incurred but not reported defaults, to its direct premiums earned from primary NIW written that year, in each case as computed in accordance with Past Practices.  “Expense Ratio” shall mean, for any year, the ratio, expressed as a percentage, of the underwriting and other expenses of the Company’s insurance company subsidiaries that year to its net premiums written that year, in each case as computed in accordance with Past Practices.  As used herein, “Past Practices” shall mean the manner in which the applicable item was calculated by the Company prior to the date of this Agreement.

The foregoing notwithstanding, if after “Goal” on the signature page “Applicable” appears, then the Release Date shall not occur earlier than, and shall occur reasonably promptly after, the date on which the Committee (as defined in Paragraph 6) certifies the Combined Ratio in accordance with the regulations under Section 162(m) of the Code.

(c)                 (i)           The Release Date for Performance RSUs shall be determined as follows.  For each date set forth after “Performance RSUs Release Date” on the signature page, multiply the number referred to after “Performance Restricted Stock Units” on the signature page by the product of (i) the Aggregate Percentage Achievement for the fiscal year of the Company ended on the December 31 immediately preceding such date, and (ii) one-third, and if after “Performance RSU Multiplier” on the signature page “Applicable” appears, (iii) the fraction set forth after “Performance RSU Multiplier.”  The resulting product, rounded down to the nearest whole RSU, is the number of Performance RSUs for which a Release Date shall occur on the corresponding date set forth after “Performance RSUs Release Date” and such date shall be the Release Date for such RSUs (and only for such RSUs); provided that the number of Performance RSUs for which a Release Date occurs shall in no event exceed the number of Performance RSUs that, when added together with Performance RSUs as to which a Release Date has previously occurred under this Agreement, equals the number set forth after “Performance Restricted Stock Units” on the signature page.

(ii)          The “Aggregate Percentage Achievement” for any year shall be determined as follows:

(A)        If the Company’s Flow Market Share for such year can be determined based on information published by Inside Mortgage Finance (along with any successor publication thereto, “Inside Mortgage Finance”) on or before the second Thursday in March of the following year , then the Aggregate Percentage Achievement for such year shall mean the sum of the Expense Ratio Achievement Percentage, the Loss Ratio Achievement Percentage and the Share Achievement Percentage for such year.

(B)         If the Company’s Flow Market Share for such year cannot be determined based on information published by Inside Mortgage Finance on or before the second Thursday in March of the following year, then the Aggregate Percentage Achievement for such year shall mean the sum of the Expense Ratio Achievement Percentage and the Loss Ratio Achievement Percentage for such year.

(iii)        The “Expense Ratio Achievement Percentage” for any year shall be determined as follows:

(A)       If the Company’s Expense Ratio (as defined above) for such year is equal to or higher than the Expense Ratio set forth after “Maximum Expense Ratio” on the signature page, then the Expense Ratio Achievement Percentage shall be 0%;

(B)        If the Company’s Expense Ratio for such year is equal to the Expense Ratio set forth after “Target Expense Ratio” on the signature page, then the Expense Ratio Achievement Percentage shall be (I) 33.34% if the Company’s Flow Market Share for such year can be determined as described above, or (II) 50% if the Company’s Flow Market Share for such year cannot be so determined;

(C)        If the Company’s Expense Ratio for such year is equal to or lower than the Expense Ratio set forth after “Threshold Expense Ratio” on the signature page, then the Expense Ratio Achievement Percentage shall be (I) 50% if the Company’s Flow Market Share for such year can be determined as described above, or (II) 75% if the Company’s Flow Market Share for such year cannot be so determined; and

(D)        If the Company’s Expense Ratio for such year is between the Maximum Expense Ratio and the Target Expense Ratio, or between the Target Expense Ratio and the Threshold Expense Ratio, then the Expense Ratio Achievement Percentage shall be correspondingly interpolated on a linear basis between 0% and the Expense Ratio Achievement Percentage associated with the Target Expense Ratio, or between the Expense Ratio Achievement Percentage associated with the Target Expense Ratio and the Expense Ratio associated with the Threshold Expense Ratio, respectively.

(iv)        The “Loss Ratio Achievement Percentage” for any year shall be determined as follows:

(A)        If the Company’s Loss Ratio (defined above) for such year is equal to or higher than the Loss Ratio set forth after “Maximum Loss Ratio” on the signature page, the Loss Ratio Achievement Percentage shall be 0%;

(B)         If the Company’s Loss Ratio for such year is equal to the Loss Ratio set forth after “Target Loss Ratio” on the signature page, then the Loss Ratio Achievement Percentage shall be (I) 33.33% if the Company’s Flow Market Share for such year can be determined as described above, or (II) 50% if the Company’s Flow Market Share for such year cannot be so determined;

(C)        If the Company’s Loss Ratio for such year is equal to or lower than the Loss Ratio set forth after “Threshold Loss Ratio” on the signature page, then the Loss Ratio Achievement Percentage shall be (I) 50% if the Company’s Flow Market Share for such year can be determined as described above, or (II) 75% if the Company’s Flow Market Share for such year cannot be so determined; and

(D)        If the Company’s Loss Ratio for such year is between the Maximum Loss Ratio and the Target Loss Ratio, or between the Target Loss Ratio and the Threshold Loss Ratio, then the Loss Ratio Achievement Percentage shall be correspondingly interpolated on a linear basis between 0% and the Loss Ratio Achievement Percentage associated with the Target Loss Ratio, or between the Loss Ratio Achievement Percentage associated with the Target Loss Ratio and the Loss Ratio Achievement Percentage associated with the Threshold Loss Ratio, respectively.

(v)         If the Company’s Flow Market Share for such year can be determined based on information published by Inside Mortgage Finance on or before the second Thursday in March of the following year, the “Share Achievement Percentage” for such year shall be determined as follows:

(A)        If the Company’s Flow Market Share for such year is equal to or lower than the Flow Market Share set forth after “Threshold Share” on the signature page, then the Flow Market Share Achievement Percentage shall be 0%;

(B)         If the Company’s Flow Market Share for such year is equal to the Flow Market Share set forth after “Target Share” on the signature page, then the Flow Market Share Achievement Percentage shall be 33.33%;

(C)         If the Company’s Flow Market Share for such year is equal to or higher than the Flow Market Share set forth after “Maximum Share” on the signature page, then the Flow Market Share Achievement Percentage shall be 50%; and

(D)        If the Company’s Flow Market Share for such year is between the Threshold Share and the Target Share, or between the Target Share and the Maximum Share, then the Flow Market Share Achievement Percentage shall be correspondingly interpolated on a linear basis between 0% and 33.33%, or between 33.33% and 50%, respectively.

“Flow Market Share” for any year shall mean the Company’s market share of the industry’s flow NIW for that year, expressed as a percentage, determined based on information reported by Inside Mortgage Finance; provided, however, that if Inside Mortgage Finance has not reported the necessary information by the second Thursday in March of the following year, the Flow Market Share shall be deemed to be unable to be determined.

The foregoing notwithstanding, the Release Date shall not occur earlier than, and shall occur reasonably promptly after, the date on which the Committee (as defined in Paragraph 6) certifies the Aggregate Percentage Achievement in accordance with the regulations under Section 162(m) of the Code.

(d)                If all Time Vested RSUs set forth after “Time Vested Restricted Stock Units” on the signature page or if all Performance RSUs set forth after “Performance Restricted Stock Units” on the signature page would have been released but for the provisions of this Agreement that round down RSUs to the nearest whole number, the number of RSUs released on the last Release Date shall be the RSUs awarded minus the RSUs that were previously released such that on such last Release Date the fractional RSUs that were not released due to rounding shall be released.

3.            [Reserved]

4.            Transfer After Release Date; Securities Law Restrictions; Holding Period.

(a)                 Notwithstanding the foregoing or anything to the contrary herein, the Employee agrees and acknowledges with respect to any Stock delivered in settlement of RSUs that has not been registered under the Securities Act of 1933, as amended (the “1933 Act”) and that, in the opinion of counsel to the Company, absent such registration cannot be publicly sold or otherwise disposed of, (i) he will not sell or otherwise dispose of such Stock except pursuant to an effective registration statement under the 1933 Act and any applicable state securities laws, or in a transaction which, in the opinion of counsel for the Company, is exempt from such registration, and (ii) a legend will be placed on the certificates or other evidence for the Stock delivered in settlement of the RSUs to such effect.

(b)                 If after “Holding Period” on the signature page “Applicable” appears, then the Employee agrees that, during the Holding Period, the Employee will not make a Sale of the Holding Period Shares. “Holding Period” means a period beginning on the Release Date and ending on the earlier of (i) the first anniversary of the Release Date and (ii) the first date on which the Employee is no longer subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 (“1934 Act”).  “Holding Period Shares” means a number of shares of Stock for which a Release Date shall occur that are released on such Release Date equal to the lesser of (1) 25% of the aggregate number of RSUs that are released on the Release Date and (2) 50% of the difference between (i) the aggregate number of RSUs that are released on the Release Date and (ii) the aggregate number of shares that are withheld to satisfy withholding tax requirements under Paragraph 10(b) of this Agreement.  “Sale” means a transfer for value, except that, (i) the transfer to the Company of Holding Period Shares in payment of the exercise price of an option granted to the Employee by the Company shall not be a Sale if there is no Sale for the remainder of the Holding Period of a number of shares of Stock received upon exercise of such option that are not less than the number of Holding Period Shares so transferred in connection with such exercise, and (ii) an involuntary transfer, including Holding Period Shares converted in a merger, is not a Sale; it is understood that neither a pledge nor a gift, including to an entity in which the Employee has an interest (provided that in the case of such an entity, such entity does not make a Sale for the remainder of the Holding Period), is a transfer for value.

(c)                 If after “Holding Period” on the signature page “Applicable” appears, then the Employee agrees that, during the Holding Period (for purposes of applying such definition to this Paragraph 4(c), Release Date means each date on which the Option is exercised), the Employee will not make a Sale of the Option Holding Period Shares. “Option Holding Period Shares” means a number of shares of Stock acquired at each exercise of the Option equal to the lesser of (1) 25% of the aggregate number of shares for which the Option is exercised, and (2) 50% of the difference between (i) the aggregate number of shares for which the Option is exercised and (ii) the aggregate number of shares that are withheld from the shares delivered on such exercise to satisfy withholding tax requirements applicable to such exercise, except that the Option Holding Period Shares shall not exceed the number of shares for which the Option is exercised minus the sum of the number of shares that are withheld to satisfy withholding tax requirements under Paragraph 10(b) of this Agreement and the number of shares transferred to the Company in payment of the exercise price of the Option.  The Option, if applicable, is the option granted to the Employee by the Company on January 28, 2004.

(d)                 Except as otherwise provided in the parenthetical in clause (ii) of the definition of Sale, if a transfer that is not a Sale occurs, the Holding Period for the shares involved in such transfer shall terminate at the time of such transfer.

5.            Termination of Employment Due to Death.  If the Employee’s employment with the Company or any of its subsidiaries is terminated because of death prior to the Release Date, a Release Date shall be deemed to have occurred for all RSUs.

6.            Forfeiture of RSUs.

(a)                 If the Employee’s employment with the Company and all of its subsidiaries is terminated prior to the Release Date for any reason (including without limitation, disability or termination by the Company and all subsidiaries thereof, with or without cause) other than death, all RSUs shall be forfeited to the Company on the date of such termination unless otherwise provided in subparagraph (b) below, or unless the Management Development, Nominating and Governance Committee of the Company’s Board of Directors  (the “Management Development Committee”) or other Committee of such Board administering the Plan (the Management Development Committee or such other Committee is herein referred to as the “Committee”) determines, on such terms and conditions, if any, as the Committee may impose, that all or a portion of the Stock deliverable on settlement of RSUs shall be released to the Employee and the restrictions of Paragraph 2 applicable thereto shall terminate.  Absence of the Employee on leave approved by a duly elected officer of the Company, other than the Employee, shall not be considered a termination of employment during the period of such leave.

The Release Date for the Time Vested RSUs and the Performance RSUs may occur on multiple dates, each of which is a Release Date for the number of RSUs determined as provided in Paragraphs 2(b) and (c).  Hence, any forfeiture of Time Vested RSUs or Performance RSUs applies only to the RSUs for which a Release Date had not yet occurred on the date of forfeiture.  The preceding sentence has been included in this Agreement for the purpose of avoiding any doubt that the result described in the preceding sentence would occur; therefore, such result will occur under prior agreements awarding restricted stock or RSUs to the Employee even though a comparable provision is not included in such agreements.

(b)                 If the Employee’s employment with the Company and all of its subsidiaries terminates by reason of retirement after reaching age 62 and after having been employed by the Company or any subsidiary thereof for an aggregate period of at least seven years, such retirement shall not result in forfeiture of any Time Vested RSUs or Performance RSUs if (1) the Employee’s employment with the Company or one of its subsidiaries continues for no less than one year after the date of this Agreement, and (2) no later than the date on which employment terminates, the Employee enters into an agreement with the Company (which agreement shall be drafted by and acceptable to the Company) under which the Employee agrees not to compete with the Company and its subsidiaries during a period ending one year after the latest of the dates set forth after (i) “Time Vested RSUs Release Date” on the signature page, and (ii) “Performance RSUs Release Date” on the signature page, and the Employee complies with such agreement.  If the Employee enters into such a non-competition agreement and thereafter breaches the terms thereof, the RSUs shall be forfeited and the Employee shall return to the Company any cash or Stock, as applicable, awarded under this Agreement that was delivered to the Employee after the date on which such non-competition agreement was entered into.  If the conditions in the second preceding sentence are satisfied and the Employee complies with the terms of such agreement, upon the Employee’s death, the provisions of Paragraph 5 shall apply as if the Employee’s employment with the Company and its subsidiaries terminated because of such death.

(c)                 Any (i) Performance RSUs for which a Release Date has not occurred by the latest date set forth after “Performance RSUs Release Date” on the signature page (as such date may be extended under Paragraph 2(e) hereof) and (ii) Time Vested RSUs for which a Release Date does not occur because the condition set forth after “Goal” on the signature page is not satisfied by the second anniversary of the latest date set forth after “Time Vested RSUs Release Date” on the signature page (as such date may be extended under Paragraph 2(e) hereof), shall be forfeited to the Company, unless in the case of (i) and (ii) the Committee determines otherwise as contemplated in subparagraph (a) above.

7.            Beneficiary.  (a) The person whose name appears on the signature page hereof after the caption “Beneficiary” or any successor designated by the Employee in accordance herewith (the person who is the Employee’s Beneficiary at the time of his death herein referred to as the “Beneficiary”) shall be entitled to receive the Stock to be delivered in settlement of RSUs under Paragraph 5 as a result of the death of the Employee. The Employee may from time to time revoke or change his Beneficiary without the consent of any prior Beneficiary by filing a new designation with the Committee.  The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Employee’s death, and in no event shall any designation be effective as of a date prior to such receipt.

(b)                If no such Beneficiary designation is in effect at the time of an Employee’s death, or if no designated Beneficiary survives the Employee or if such designation conflicts with law, upon the death of the Employee, the Employee’s estate shall be entitled to receive the Stock to be delivered in settlement of RSUs.  If the Committee is in doubt as to the right of any person to receive such property, the Company may retain the same and any distributions thereon, without liability for any interest thereon, until the Committee determines the person entitled thereto, or the Company may deliver such property and any distributions thereon to any court of appropriate jurisdiction and such delivery shall be a complete discharge of the liability of the Company therefor.

8.            Stock Legends.  If after “Holding Period” on the signature page “Applicable” appears, at the option of the Company, an appropriate legend may be placed on certificates for Stock delivered in settlement of RSUs noting the requirements to hold such Stock imposed by Paragraphs 4(b) and (c) of this Agreement.  When such requirements terminate, the Employee shall be entitled to have the foregoing legend removed from such certificates.

9.            Settlement; Voting Rights; Dividends and Other Distributions; Rights of RSUs.

(a)                 Settlement.  Except to the extent forfeited as provided herein, on, or reasonably promptly after, the Release Date set forth on the signature page or determined herein, RSUs shall be settled by the issuance (or transfer from treasury) of shares of Stock equal to the number determined in Paragraph 2, and certificates for such Stock shall be delivered to the Employee, or in the case of his death, to his Beneficiary.

(b)                 Voting and Other Rights of RSUs.  RSUs represent only the right to receive Stock, on the terms provided herein.  The Employee with respect to RSUs shall have no rights as a holder of Stock, including the right to vote or to receive dividends, until certificates for such Stock are actually delivered in settlement.

(c)                 Dividend Rights.  Notwithstanding the preceding subparagraph, to the extent RSUs are settled on a Release Date, the Company shall make a payment in cash equal to the aggregate amount that would have been paid as dividends on the shares of Stock issued or transferred in settlement as if such shares had been outstanding on each dividend record date on and after the Dividend Start Date specified on the signature page and prior to the date on which settlement occurs.

10.         Tax Withholding.

(a)                 It shall be a condition of the obligation of the Company to deliver Stock in settlement of RSUs, and the Employee agrees, that the Employee shall pay to the Company upon its demand, such amount as may be requested by the Company for the purpose of satisfying its liability to withhold federal, state, or local income or other taxes incurred by reason of the award of the RSUs or the delivery of Stock in settlement of the RSUs.

(b)                If the Employee does not satisfy the withholding obligations prior to the Tax Date (as defined below) by paying sufficient cash to the Company or transferring ownership of a sufficient number of other shares of Stock to the Company as provided in Paragraph 10(c), then the withholding tax requirements arising from the settlement of RSUs shall be satisfied through a withholding by the Company of shares of Stock that would otherwise be delivered to the Employee.  In such event, the Company shall withhold that number of shares of Stock that would otherwise be delivered in settlement of RSUs, in each case, having a Fair Market Value (as such term is defined in the Plan) on the day prior to the Tax Date equal to the amount required to be withheld as a result of the settlement of RSUs.  As used herein, “Tax Date” means the date on which the Employee must include in his gross income for federal income tax purposes the fair market value of the Stock delivered in settlement of the RSUs, over the purchase price therefor.

(c)                 If the Employee desires to use cash or other shares of Stock to satisfy the withholding obligations set forth above, the Employee must:  (i) make an election to do so in writing on a form provided by the Company, (ii) deliver such election form to the Company by the deadline specified by the Company, and (iii) deliver to the Company the required cash or other shares of Stock having a Fair Market Value on the Tax Date (as defined above) equal to the amount required to be withheld.

(d)                 To the extent provided in the resolutions of the Committee awarding RSUs subject to this Agreement, the Employee shall be entitled to have amounts withheld in excess of the minimum amount required to be withheld by the Company.

11.         Adjustments in Event of Change in Stock or Fiscal Year.  In the event of any change in the outstanding shares of Stock (“capital adjustment”) for any reason, including but not limited to, any stock splits, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event which, in the judgment of the Committee, could distort the implementation of the award of RSUs or the realization of the objectives of such award, the Committee shall make such adjustments in the RSUs, or in the terms, conditions or restrictions of this Agreement as the Committee deems equitable, except that in the event of any stock split, reverse stock split, stock dividend, combination or reclassification of the Stock that occurs after the date of this Agreement (collectively, “future capital adjustment”), the number of RSUs shall be proportionally adjusted for any increase or decrease in the number of outstanding shares resulting from such future capital adjustment, any such adjustment rounded down to the next lower whole share.  In addition, if the Company changes its fiscal year from a year ending December 31, the Committee may make such adjustments in the Time Vested RSUs Release Date and the Performance RSUs Release Date as set forth on the signature page as the Committee deems equitable. The determination of the Committee as to any such adjustment shall be conclusive and binding for all purposes of this Agreement.

12.         Change in Control.  If a “Change in Control of the Company” (as such term is defined in the Plan) occurs, notwithstanding anything herein, a Release Date shall be deemed to have occurred for all RSUs.

13.         Powers of Company Not Affected; No Right to Continued Employment.

(a)                 The existence of the RSUs shall not affect in any way the right or power of the Company or its stockholders to make or authorize any combination, subdivision or reclassification of the Stock or any reorganization, merger, consolidation, business combination, exchange of shares, or other change in the Company’s capital structure or its business, or any issue of bonds, debentures or stock having rights or preferences equal, superior or affecting any property to be issued in settlement of RSUs or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)                 Nothing herein contained shall confer upon the Employee any right to continue in the employment of the Company or any subsidiary or interfere with or limit in any way the right of the Company or any subsidiary to terminate the Employee’s employment at any time, subject, however, to the provisions of any agreement of employment between the Company or any subsidiary and the Employee.  The Employee acknowledges that a termination of his or her employment could occur at a time before which the Release Date occurs, resulting in the forfeiture of the RSUs by the Employee, unless otherwise provided herein.  In such event, the Employee will not be able to realize the value of the property that underlies the RSUs nor will the Employee be entitled to any compensation on account of such value.

14.         Interpretation by Committee.  The Employee agrees that any dispute or disagreement which may arise in connection with this Agreement shall be resolved by the Committee, in its sole discretion, and that any interpretation by the Committee of the terms of this Agreement or the Plan and any determination made by the Committee under this Agreement or the Plan may be made in the sole discretion of the Committee and shall be final, binding, and conclusive.  Any such determination need not be uniform and may be made differently among Employees awarded RSUs.

15.        Clawback.  If and to the extent the Committee deems it appropriate for such payment to be made, each Covered Employee shall pay the Company an amount equal to the Excess Compensation.  “Covered Employee” means an Employee who was a Section 16 Filer at an Affected Release Date regardless of whether such Employee ceased to be a Section 16 Filer thereafter. “Section 16 Filer” is a person who is required to file reports under Section 16(a) of the 1934 Act as such requirement to so file is in effect at each Affected Release Date.  “Affected Release Date” means each Release Date on which, had a financial restatement that was made after such Release Date been in effect at such Release Date, the number of shares of Stock settled on account of RSUs would have been lower.  “Excess Compensation” means (i) the difference between the Income that was recognized by the Covered Employee on an Affected Release Date and the Income that would have been recognized had the financial restatement referred to in the definition of Affected Release Date then been in effect, except that such difference will be deemed to be zero for each Affected Release Date prior to the date on which Covered Employee was a Section 16 Filer, plus (ii) the value of any deduction to which the Covered Employee is entitled on account of the payment to the Company required by this Paragraph 15.  “Income” means income determined for federal income tax purposes minus the amount of federal, state and local income taxes and, to the extent applicable, the employee portion of Social Security and Medicaid payroll taxes, payable on account of such income.  The amount of federal, state and local income taxes and the value of any deduction contemplated by clause (ii) of the second preceding sentence shall be computed by assuming that Income is taxed at the highest marginal rate, with such rate for any state and local income taxes appropriately adjusted to reflect the benefit of an itemized federal deduction for such taxes (if in the case of local taxes, such taxes are eligible for such a deduction), which adjustment shall be made by assuming that no reduction in such deduction on account of the Covered Employee’s adjusted gross income applies.

16.         Miscellaneous.  (a) This Agreement shall be governed and construed in accordance with the laws of the State of Wisconsin applicable to contracts made and to be performed therein between residents thereof.

(b)                 The waiver by the Company of any provision of this Agreement shall not operate or be construed to be a subsequent waiver of the same provision or waiver of any other provision hereof.

(c)                 The RSUs shall be deemed to have been awarded pursuant to the Plan and the action of the Committee authorizing such awards; as a result, such awards are subject to the terms and conditions thereof.  In the event of any conflict between the terms hereof and the provisions of the Plan or such authorization, the provisions of the Plan (to such extent) and/or such authorization shall prevail.  Any and all terms used herein, unless specifically defined herein shall have the meaning ascribed to them in the Plan.  A copy of the Plan is available on request of the Employee made in writing or by e-mail to the Company’s Secretary.

(d)                Any notice, filing or delivery hereunder or with respect to RSUs shall be given to the Employee at either his usual work location or his home address as indicated in the records of the Company, and shall be given to the Committee or the Company at 250 East Kilbourn Avenue, Milwaukee 53202, Attention: Secretary.  All such notices shall be given by first class mail, postage pre‑paid, or by personal delivery.

(e)                 This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon and inure to the benefit of the Employee, the Beneficiary and the personal representative(s) and heirs of the Employee, except that the Employee may not transfer any RSUs or any interest in any RSUs.

(f)                  As a condition to the grant of the RSUs, the Employee must execute an agreement not to compete in the form provided to the Employee by the Company.

(g)           If any payment or benefit (or any acceleration of any payment or benefit) made or provided to the Employee or for the Employee’s benefit in connection with this Agreement or any other agreement between the Employee and the Company pursuant to which the Employee was awarded restricted stock, restricted stock units or stock options (the “Payments”) are determined to be subject to the interest charges and taxes imposed by Section 409A(a)(1)(B) of the Internal Revenue Code of 1986, as amended, or any state, local, or foreign taxes of a similar nature, or any interest charges or penalties with respect to such taxes (such taxes, together with any such interest charges and penalties, are collectively referred to as the “Section 409A Tax”), then the Company shall pay the Employee, within 30 days after the date on which the Employee provides the Company with a written request for reimbursement thereof (accompanied by proof of taxes paid), but in no event later than the end of the calendar year following the year in which the Employee remits the Section 409A tax to the Internal Revenue Service or other applicable taxing authority, an additional amount (the “Section 409A Gross-Up Payment”); provided, however, that any Section 409A Gross-Up Payment shall be reduced to the extent that the Section 409A Tax payable is due to the direct fault of the Employee.  The Section 409A Gross-Up Payment shall, subject to the proviso at the end of the previous sentence, be such that the net amount retained by the Employee after deduction of the Section 409A Tax (but not any federal, state, or local income tax or employment tax) and any federal, state, or local income tax, or employment tax upon the payment provided for by this Subsection 16(g) shall be equal to the Payments.  For purposes of determining the amount of the Section 409A Gross-Up Payment, the Employee shall be deemed to pay federal income tax and employment taxes at the highest marginal rate of federal income and employment taxation in the calendar year in which the Section 409A Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Employee’s domicile for income tax purposes on the date the Section 409A Gross-Up Payment is made, net of the maximum reduction in federal income taxes that may be obtained from the deduction of such state and local taxes.  The Company and the Employee shall reasonably cooperate with each other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Section 409A Tax with respect to the Payments, and the Employee shall, if reasonably requested by the Company, contest any obligation to pay a Section 409A Tax for which a Section 409A Gross-Up Payment is owed.  If, as a result thereof, the Employee receives a tax refund or credit for any Section 409A Tax previously paid with respect to any Payments for which a Section 409A Gross-Up Payment was paid, the Employee shall return to the Company an amount equal to such refund or credit.

The end of Paragraph 16 is the end of the Incorporated Terms.  The remainder of the Agreement is contained in the Base Instrument.